UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2014

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Management Incentive Plan

On July 8, 2014, American Railcar Industries, Inc.’s (“ARI” or the “Company”) compensation committee of the board of directors (the “Compensation Committee”) approved the Company’s Management Incentive Plan for Fiscal Year 2014 (the “Incentive Plan”). The purpose of the Incentive Plan is to provide additional compensation to employees selected to participate in the Incentive Plan, as reviewed and approved by the Compensation Committee. Each of the Company’s named executive officers is eligible to participate in the Incentive Plan. Compensation that may be earned under the Incentive Plan will be based on the Company's financial performance and each participating employee's individual performance. The Incentive Plan is administered by the Company's Human Resources Department, subject to the control and supervision of the Chief Executive Officer and the Compensation Committee.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan. A copy of the Incentive Plan is filed herewith as Exhibit 10.1 and is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	2014 Management Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2014		American Railcar Industries, Inc.

	By:	/s/ Dale C. Davies
	Name:	Dale C. Davies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	2014 Management Incentive Plan